           As filed with the Securities and Exchange Commission on April 9, 2001
                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                           FREMONT GENERAL CORPORATION
             (Exact name of registrant as specified in its charter)
                               -------------------

                Nevada                                     95-2815260
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    Identification No.)

                       2020 Santa Monica Blvd., Suite 600,
                         Santa Monica, California 90404
                    (Address of principal executive offices)

                           FREMONT GENERAL CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                            (Full title of the plan)
                                 --------------

                                Louis J. Rampino
                      President and Chief Operating Officer
                           Fremont General Corporation
                       2020 Santa Monica Blvd., Suite 600
                         Santa Monica, California 90404
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (310) 315-5500

                               -------------------

                                   Copies to:

                            Richard A. Boehmer, Esq.
                             O'Melveny & Myers, LLP
                              400 South Hope Street
                          Los Angeles, California 90071
                                 (213) 430-6000

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------

                                                         Maximum       Maximum
Title of                            Amount               offering      aggregate         Amount of
securities                          to be                price         offering          registration
to be registered                    registered           per unit      price             fee
-------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value     3,000,000 shares(1)    $3.355 (2)    $10,065,000 (2)    $2,516.25 (2)

-------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate number of plan interests to be offered or sold pursuant to the Fremont General Corporation Supplemental Executive Retirement Plan (the "Plan") by reason of certain events specified in the Plan.

(2) Pursuant to Rule 457(h) of the Securities Act, the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on April 3, 2001 as reported on the New York Stock Exchange.

The Exhibit Index for this Registration Statement is at page 8.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of Fremont General Corporation (the "Registrant") filed with the Commission are incorporated herein by reference:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

          (b) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on March 17, 1993, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating such description; and


All reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.        DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

     The Opinion of Counsel as to the legality of the securities being registered hereby has been rendered by counsel who is a full time employee of the Registrant.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Restated Certificate of Incorporation limits the monetary liability of its directors to the Registrant or its stockholders for breach of such directors' fiduciary duty to the fullest extent permitted by the law of the State of Nevada ("Nevada Law"), as it is amended from time to time.

     Under the Registrant's Bylaws, the Registrant is required, to the maximum extent and in the manner permitted by Nevada Law, to indemnify each of its directors and officers against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For the purposes of the Bylaws, a "director" or "officer" of the Registrant includes any person (i) who is or was a director or officer of the Registrant, (ii) who is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the Registrant or of another enterprise at the request of such predecessor corporation.

     The Registrant is also required to pay all expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required under the Bylaws in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in the Bylaws. The Bylaws further provide that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Registrant against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the provisions of the Bylaws.


ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.


ITEM 8.        EXHIBITS

     See the attached Exhibit Index at page 8.


ITEM 9.        UNDERTAKINGS

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d)of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the Plan's report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 9th day of April, 2001.

                                     FREMONT GENERAL CORPORATION



                                     By:  /s/ LOUIS J. RAMPINO
                                          --------------------
                                          Louis J. Rampino
                                          President and Chief Operating Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints James A. McIntyre, Louis J. Rampino and Wayne R. Bailey, or any one of them individually, as his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, or any one of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    SIGNATURE                          TITLE                           DATE
    ---------                          -----                           ----



/s/ JAMES A. MCINTYRE       Chairman of the Board                  April 9, 2001
---------------------       of Directors and Chief Executive
James A. McIntyre           Officer (Principal Executive Officer)


/s/ LOUIS J. RAMPINO        President, Chief Operating             April 9, 2001
--------------------        Officer and Director
Louis J. Rampino

/s/ WAYNE R. BAILEY         Executive Vice President,              April 9, 2001
-------------------         Treasurer, Chief Financial Officer
Wayne R. Bailey             and Director (Principal Financial
                            Officer)


/s/ PATRICK E. LAMB         Vice President, Finance                April 9, 2001
-------------------         (Principal Accounting Officer)
Patrick E. Lamb



                            Director
-------------------
Thomas W. Hayes



/s/ DAVID W. MORRISROE      Director                               April 9, 2001
----------------------
David W. Morrisroe



/s/ DICKINSON C. ROSS       Director                               April 9, 2001
---------------------
Dickinson C. Ross


     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on the 9th day of April, 2001.


                                     FREMONT GENERAL CORPORATION
                                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Date: April 9, 2001                  /s/    LOUIS J. RAMPINO
                                     --------------------------------------
                                     By:    Louis J. Rampino
                                     Title: On behalf of the Administrative
                                            Committee of the Fremont General
                                            Corporation Supplemental Executive
                                            Retirement Plan

EXHIBIT INDEX

Exhibit
Number                           Description of Exhibit
-------                          ----------------------

4.1         Fremont General Corporation Supplemental Executive Retirement Plan.

4.2         Fremont General Corporation Deferred Compensation Trust.

5 Opinion of Counsel (regarding the legality of the securities being registered).

23.1        Consent of Independent Auditors.

23.2        Consent of Counsel (included in Exhibit 5).

24 Power of Attorney (included in this Registration Statement at page 6).